Exhibit 10.38

EXCLUSIVE LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into as of this 19 day of December, 2006 (“Effective Date”), by and between:

on the one hand,

Pfizer Inc, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 234 East 42nd Street, New York, New York 10017 (including its Affiliates (as defined herein, “Licensee”), and on the other hand,

Kosan Biosciences Incorporated, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 3832 Bay Center Place, Hayward, California 94545 (“Kosan”). Licensee and Kosan each may be referred to herein as a “Party,” and collectively as “Parties.”

WHEREAS, Kosan owns or possesses certain patent rights and know-how with respect to motilin agonist compounds, including KOS-2187;

WHEREAS, Kosan desires to license its technology and rights to Licensee for the continued development and commercialization of Kosan’s motilin agonist compounds, including but not limited to KOS-2187;

WHEREAS, Licensee desires to continue the development and commercialization of KOS-2187 and such other Kosan compounds as Licensee may determine could be beneficial in the treatment of GI disorders;

WHEREAS, Licensee desires to obtain an exclusive license under Kosan’s patent rights and know-how with respect to such compounds, including KOS-2187; and

WHEREAS, Kosan is willing to grant an exclusive license to Licensee under such patent rights and know-how all as more particularly described in, and subject to the terms and conditions of, this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree as follows:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, and singular forms, plural forms and derivative forms (i.e. other parts of speech), shall be interpreted accordingly:

1.1 “Affiliate” means any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls greater than fifty percent (>50%) of the voting stock of the other corporation or such lesser maximum percentage permitted in those jurisdictions where majority ownership by foreign entities is prohibited, or (a) in the absence of the ownership of greater than fifty percent (>50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

1.2 “Approval” or “Approved” means any and all approvals, including supplements and amendments, licenses, registration or authorizations of any agency, department or bureau or government authority that are necessary for the manufacture, distribution, use marketing or sale of a pharmaceutical product in a regulatory jurisdiction.

1.3 “Bulk KOS-2187” means Kosan’s inventory of the active pharmaceutical ingredient for KOS-2187.

1.4 “Business Day” or business day means a day other than Saturday, Sunday or any other day on which commercial banks located in New York, New York are obligated by applicable laws to close.

1.5 “CTA” means a Clinical Trial Authorization filed with the EMEA with respect to the EU or with the Regulatory Agency of a country within the EU for a compound to be developed for use within the Field.

1.6 “Combination Product” means a product that contains a Licensed Product in any dosage strength or formulation and one (1) additional active ingredient.

1.7 “Commencement” means, with respect to a clinical trial, the date upon which the first patient receives the first dose of an item that is the subject of such clinical trial.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.8 “Commercialize” or “Commercialization” means all activities relating to the commercialization of a Licensed Product including, without limitation, promotion, marketing, sales and distribution.

1.9 “Commercially Reasonable Efforts” means those efforts and resources that Licensee would use were it developing or commercializing its own pharmaceutical products that are of similar market potential as the Licensed Product, taking into account product labeling or anticipated labeling, present and future market potential, past performance, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions in the Field, all as measured by the facts and circumstances at the time such efforts are due.

1.10 “Control” means the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.11 “Dollars” or “$” means US dollars.

1.12 “EU” means the European Union.

1.13 “FDA” means the US Food and Drug Administration and any successor entity thereto.

1.14 “Field” [*].

1.15 “First Commercial Sale” means the first sale of a Licensed Product to a Third Party.

1.16 [*]

1.17 [*]

1.18 “GI Indication” [*]

1.19 “GI Product” [*]

1.20 “IND” means an Investigational New Drug Application filed with FDA for a Licensed Product to be developed for use in the Field or foreign equivalent.

1.21 “Joint Research and Development Plan” shall have the meaning given in Section 6.4.

1.22 “Know-How” means all non-patented data, information, methods, procedures, processes and other know-how related to the use, manufacture or sale of Kosan Compound Library. Know-How includes but is not limited to: biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information, standard operating procedures and protocols relating

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to the research scale, pilot scale and commercial scale synthesis of the Kosan Compound Library (other than such information and data which is or becomes the subject of a patent or patent application).

1.23 “KOS-2187” means the compound known as [*].

1.24 “Kosan Compound Library” means the compounds generically or specifically described in the Kosan Patent Rights.

1.25 “Kosan [*] Patent Rights” means the patent applications listed on Exhibit A as Kosan Patent Family [*], including any patents issuing therefrom, as well as all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, substitutions, and supplementary protection certificates thereof, and the foreign patents and foreign patent applications corresponding to any of the foregoing.

1.26 “Kosan Know-How” means all Know-How that is Controlled by Kosan as of the Effective Date.

1.27 “Kosan Patent Rights” means all patents and patent applications that are Controlled by Kosan as of the Effective Date, including all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, substitutions, and supplementary protection certificates thereof, and the foreign patents and foreign patent applications corresponding to any of the foregoing. The Kosan Patent Rights existing as of the Effective Date are set forth in Exhibit A.

1.28 “Kosan Technology” means collectively Kosan Know-How and Kosan Patent Rights.

1.29 “Licensed Product” means (a) any product the manufacture, use or sale of which is covered by a Valid Claim or (b) any product covered by Section 4.1(c) with respect to countries where the manufacture, use or sale of the product is not covered by a Valid Claim.

1.30 “Licensee” means Licensee and its Affiliates.

1.31 “Licensee Quarter” means (i) in the US, each of the four (4) thirteen (13)-week periods used by Licensee in its audited financial reports, the first such period commencing on January 1 of any year and (ii) in any country in the Territory other than the US, each of the four (4) thirteen (13)-week periods used by Licensee in its audited financial reports, the first such period commencing on December 1 of any year. Provisions in this Agreement requiring a calculation of sales in the Territory in the first Licensee Quarter or in [*] consecutive Licensee Quarters shall be calculated by adding the sales in the first Licensee Quarter in the US pursuant to clause (i) above and the sales in the first Licensee Quarter outside of the US pursuant to clause (ii) above and likewise for each of the [*] Licensee Quarters in a particular year.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.32 [*]

1.33 “NDA” means a New Drug Application filed with the FDA (or foreign equivalent thereof) for approval to market and sell a drug.

1.34 “Net Sales” means:

(a) with respect to a Licensed Product (subject to subsection (b) below), the amount invoiced by Licensee or a sublicensee for sales of such Licensed Product, to Third Parties, less, without duplication, (i) [*], (ii) [*]; and

(b) in the case of a Combination Product,

(i) if Licensee or any sublicensee separately sells in such country during such year when it sells such Combination Product both (1) one or more Licensed Products as a single chemical entity and (2) other products containing active pharmaceutical ingredient(s) as a single chemical entity, both of which are also contained in such Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is the sum of Licensee’s (or its sublicensees’) average Net Sales prices per daily dose during such year for each Licensed Product in such Combination Product as a single chemical entity in such country and B is the sum of the average of Licensee’s (or its sublicensees’) Net Sales prices per daily dose during such year in such country, for each product(s) containing the active pharmaceutical ingredient(s) in such Combination Product (other than the Licensed Product) as a single chemical entity;

(ii) if Licensee or any sublicensee separately sells, in such country during such year when it sells such Combination Product, one or more Licensed Products as a single chemical entity but does not separately sell, in such country, other products containing the active pharmaceutical ingredient(s) that are also contained in such Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: A is the sum of Licensee’s (or its sublicensees’) average Net Sales prices per daily dose during such year for each Licensed Product in such Combination Product as a single chemical entity in such country, and C is Licensee’s (or its sublicensees’) average Net Sales price per daily dose during such year for the Combination Product in such country; and

(iii) if Licensee or its sublicensee does not separately sell, in such country during such year when it sells such Combination Products, each Licensed Product contained in the Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying the Net Sales of such Combination Product by the fraction D/D+E where D is the fair market value of the portion of the Combination Product that contains the Licensed Product and E is the fair market value of the portion of the Combination Product containing the other active ingredient in the Combination Product, as the fair market values are determined by mutual agreement of the Parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In all cases, Net Sales shall be determined from books and records maintained in accordance with [*]

1.35 “Non-GI Product” means a Licensed Product that has been Approved for an indication [*].

1.36 “Phase I” means, with respect to the US, the first phase of human clinical trials using a limited number of human subjects to gain evidence of the safety and tolerability of a Licensed Product and information regarding pharmacokinetics and potentially pharmacological activity for such Licensed Product, which human clinical trials are completed prior to the initiation of Phase II, as described in 21 C.F.R. § 312.21(a), as may be amended, or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.37 “Phase II” means, with respect to the US, the second phase of human clinical trials of a Licensed Product to gain evidence of the efficacy in one or more indications and expanded evidence of the safety of such Licensed Product, as well as an indication of the dosage regimen required, as described in 21 C.F.R.§ 312.21(b), as may be amended, or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.38 [*]

1.39 [*]

1.40 [*]

1.41 “Registration” in relation to any Licensed Product means such approvals by government authorities in a country or community or association of countries included in the Territory (including, where applicable, price approvals) that are required to be obtained prior to marketing or selling such Licensed Product for use in the Field.

1.42 “Regulatory Agency” means, with respect to any particular country, the governmental authority, body, commission, agency or other instrumentality of such country (or the EMEA with respect to the EU), with the primary responsibility for the evaluation or approval of pharmaceutical products before a Licensed Product can be tested, marketed, promoted, distributed or sold in such country, including such governmental bodies that have jurisdiction over the pricing of such pharmaceutical product. The term “Regulatory Agency” includes the FDA.

1.43 “Regulatory Filing” means any filing with a Regulatory Agency relating to or to permit or request, as applicable, the clinical evaluation or Registration of a pharmaceutical product. Regulatory Filings include without limitation INDs, CTAs and NDAs.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.44 “Reverted Product” means a Licensed Product (a) [*] and (b) that is required to be reverted to Kosan in accordance with Section 12.8.

1.45 “Royalty Term” shall be as defined in Section 4.1.

1.46 “Second GI Product” [*].

1.47 “Second Non-GI Product” [*]

1.48 “Territory” means the entire world.

1.49 “Third Party” means any party other than Kosan, Kosan’s Affiliates or Licensee.

1.50 “US” means the United States of America, its territories and possessions.

1.51 “Valid Claim” means any claim from (a) an issued and unexpired patent included within the Kosan Patent Rights that has not been revoked or held unenforceable or invalid by a final decision of a court or other governmental authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) a patent application included within the Kosan Patent Rights; provided however, that such a claim from a patent application has not been canceled, withdrawn, or abandoned or been pending for more than [*] from the date of its first priority filing anywhere in the world. If a claim of a patent application that ceased to be a Valid Claim under item (b) because of the passage of time that later issues as part of a patent within item (a), then it shall again be considered to be a Valid Claim effective as of the earlier of the grant, allowance or issuance of such patent.

ARTICLE 2

GRANT OF LICENSE/ASSIGNMENT OF PATENTS

2.1 Grant. Subject to the terms and conditions of this Agreement, Kosan hereby grants to Licensee, and Licensee hereby accepts on its and their behalf, an exclusive license, with a right to sublicense as provided in Section 2.2, under the Kosan Technology to (a) develop, use, sell, offer for sale, import and/or export Licensed Products in the Territory and in the Field, and (b) make and have made Licensed Products in the Territory for such development, use, sale, offering for sale, importation and/or exportation. [*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2 Right to Sublicense. Licensee shall have the right to sublicense the rights granted under Section 2.1 to Third Parties in the Field or the Territory. Licensee assumes full responsibility for the performance of such sublicense, and compliance with the terms of this Agreement by such sublicensee, and will itself pay and account to Kosan for all royalties or other payments due under this Agreement by reason of the operations of any such sublicensee. Any agreement governing the terms of a sublicense by Licensee or any of its sublicensees of any of the rights granted under Section 2.1 must be consistent with the terms and conditions of this Agreement.

ARTICLE 3

MILESTONE PAYMENTS

3.1 Upfront Payment. Upon the Effective Date hereof, Licensee shall pay Kosan a non-refundable upfront license fee in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000).

3.2 Milestone Payments.

(a) Development. Licensee shall pay to Kosan non-refundable milestone payments specified below with respect to development by Licensee and its sublicensees of Licensed Product as a human therapeutic no later than thirty (30) days after the following events have occurred.

Licensee will only pay the development milestones listed below once for each Licensed Product.

Licensee will pay development milestones for a Second GI Product only if [*]. Development milestone payments will then be paid [*] for the Second GI Product.

Licensee will pay development milestones for a Second Non-GI Product only if [*]. Milestone payments will then be paid [*] for the Second Non-GI Product.

Milestone Event	Milestone Payment
[*]	[	*]

It is the parties’ intent that each of the foregoing [*]. However, the parties recognize that it is possible that during the development of a Licensed Product, one or more of the above milestone events may be skipped. Therefore, if a particular milestone event occurs on a given date and, as of such date, any of the prior milestone events have not occurred, Licensee shall be required to make the prior milestone payment(s) as if such milestone event(s) had occurred as of the date the subsequent milestone event occurred.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Examples.

(i) KOS-2187 enters into [*] but is discontinued in favor of another Licensed Product (“KOS-X”), which proceeds to [*]. In this situation, Licensee would be required to pay Kosan [*] within 30 days after [*] with KOS-2187, would not be required to pay Kosan a milestone payment for [*] with KOS-X and would be required to pay Kosan [*] within 30 days after [*] with KOS-X.

(ii) KOS-2187 proceeds through clinical development and is first Approved (in the US) on [*]. On [*], KOS-X is in [*] and [*] of KOS-X is initiated on [*]. In this situation, (A) with respect to KOS-2187, Licensee would be required to pay Kosan each of the first [*] milestone payments listed in the table above within 30 days of the occurrence of the applicable milestone event and (B) with respect to KOS-X, Licensee would be required to pay Kosan the [*] milestone payments listed in the table above within 30 days after [*].

(c) Commercialization. Licensee shall pay to Kosan non-refundable milestone payments specified below with respect to Commercialization by Licensee and its sublicensees of each Licensed Product as a human therapeutic no later than sixty (60) days after the end of the applicable Licensee Quarter. Licensee will pay each Commercialization milestone only once for each Licensed Product:

Milestone Event	Milestone Payment
Upon aggregate Net Sales in the Territory reaching $[*] in any [*] consecutive Licensee Quarters	$	[	*]

Upon aggregate Net Sales in the Territory reaching $[*] in any [*] consecutive Licensee Quarters	$	[	*]

Upon aggregate Net Sales in the Territory reaching $[*] in any [*] consecutive Licensee Quarters	$	[	*]

Upon aggregate Net Sales in the Territory reaching $[*] in any [*] consecutive Licensee Quarters	$	[	*]

(d) [*]

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ARTICLE 4

ROYALTIES

4.1 Royalties in General. For each Licensed Product, the obligation of Licensee to pay Kosan royalties in a given country shall commence on the date of the First Commercial Sale of such Licensed Product by the Licensee in such country and shall continue until the later of (i) the date upon which no Valid Claim would cover the manufacture, use or sale of such Licensed Product in the country of manufacture, use or sale, or (ii) the date which is [*] after the date of such First Commercial Sale in such country (the “Royalty Term”).

(a) Licensee shall pay or cause to be paid to Kosan a royalty based on Net Sales of Licensed Products made by Licensee and its sublicensees [*] as provided for in the table below in this Section 4.1(a).

Total Annual Net Sales of Licensed Products [*]	Royalty Rate
[*]	[	*]

(b) [*].

(c) [*]

(d) Examples

(1) [*]

4.2 Accrual of Royalties. No royalty shall be due or owing from the use or distribution of Licensed Product in transactions where no consideration is received by the Licensee, such as when Licensed Product is made or used for tests or development purposes or is distributed as samples. Royalties shall accrue based on the fair market value of any non-monetary consideration received. No royalties shall be payable on sales between Licensee, its Affiliates and sublicensees, but royalties shall be payable on subsequent sales by any such entities. No multiple royalties shall be payable under this Agreement because Commercialized Licensed Product is covered by more than one Valid Claim.

4.3 Compulsory Licenses. If Licensee is required to grant a compulsory license to a Third Party as required by the applicable laws of any country in the Territory under the Kosan Patent Rights, and the royalty rate payable to Licensee for sales of Licensed Product by such Third Party is lower than the royalty rate payable by Licensee to Kosan for such sales, then the royalty rate payable hereunder by Licensee for sales

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of Licensed Products by such Third Party in such country shall be [*] payable by such Third Party to Licensee for such country. If Licensee is required to grant a license under this Section 4.3, the compulsory licensee shall not be considered a licensee under Section 4.4.

4.4 [*]

4.5 Third Party Royalty Obligations. If (a) in order to avoid infringement of any patent not licensed hereunder, it is reasonably necessary for Licensee to obtain a license from a Third Party in order to make, use, sell, offer for sale, supply, cause to be supplied, or import a Licensed Product in a country in the Territory and to pay a royalty or other consideration under such license (including in connection with the settlement of a patent infringement claim), in which case, Licensee shall discuss the matter with Kosan prior to obtaining such a license, or (b) shall be subject to a final court or other similar binding order or ruling requiring any payments, including the payment of a royalty to a Third Party patent holder in respect of sales of any Licensed Product in a country in the Territory, then the amount of Licensee’s royalty payments with respect to Net Sales for such Licensed Product in such country shall be reduced by [*] of (i) the royalties on sales of such Licensed Product payable by Licensee to such Third Party or (ii) other amount payable by Licensee specifically as a total buyout of all of the Third Party’s expected royalties on sales of such Licensed Product, provided, however, that in no event will a deduction, or deductions, under this Section 4.5, in the aggregate, reduce any royalty payment made by Licensee in respect of Net Sales of such Licensed Product by more than [*]. If, but for the proviso in the preceding sentence, the deduction under Section 4.5(ii) would have reduced a royalty payment made by Licensee by more than [*], then the amount of such deduction that exceeds [*] will be carried over to the subsequent royalty payment until the full amount the Licensee would have been entitled to deduct (absent the above limitation) is deducted.

ARTICLE 5

ROYALTY REPORTS AND ACCOUNTING

5.1 Royalty Payments; Royalty Reports. After the First Commercial Sale and for the remaining term of this Agreement, Licensee shall submit with each payment of royalties to Kosan a written royalty report (“Royalty Report”) covering sales of Licensed Product for each Licensee Quarter with the following information provided on a country-by-country basis:

(a) [*] for each Licensed Product (by country) in local currency and in Dollars;

(b) the royalties, payable in Dollars, which shall have accrued hereunder in respect to such Net Sales;

(c) withholding taxes, if any, required by law to be deducted in respect of such sales;

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(d) the exchange rates used in determining the amount of Dollars; and

(e) the names and addresses of all sublicensees.

Royalty Reports shall be due for the entire Territory no later than sixty (60) days after the end of the Licensee Quarter to which they pertain. Royalty payments for each Licensee Quarter with respect to Net Sales covered by a Royalty Report shall be due at the same time as such written report for the Licensee Quarter.

5.2 Manner of Payment. All payments due under this Agreement shall be made in Dollars via wire transfer of immediately available funds.

5.3 Sales Record Audit. Licensee shall keep, and shall cause each of its Affiliates, and sublicensees, if any, to keep, full and accurate books of accounting in accordance with GAAP containing all particulars that may be necessary for the purpose of calculating all royalties payable to Kosan. Such books of accounting (including, without limitation, those of the Licensee’s Affiliates, and sublicensees, if any) shall be kept at their principal place of business and, with all necessary supporting data, shall during all reasonable times for the [*] next following the end of the calendar year to which each shall pertain, be open for inspection at reasonable times by an independent certified accountant selected by Kosan, and reasonably acceptable to Licensee, at Kosan’s expense, for the purpose of verifying royalty statements for compliance with this Agreement. Such accountant must have agreed in writing to maintain all information learned in confidence, except as necessary to disclose to Kosan such compliance or noncompliance by the Licensee. The results of each inspection, if any, shall be binding on both Parties other than in the case of manifest error. Kosan shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for the Licensee Quarter period of such inspection of more than [*] of the amount paid, Licensee shall pay for the reasonable out-of-pocket costs of such inspection. Any underpayments shall be paid by Licensee within ten (10) Business Days of notification of the results of such inspection. Any overpayments shall be promptly paid by Kosan.

5.4 Currency Exchange. Conversion of sales recorded in local currencies to Dollars for the purpose of calculating the sales milestone payments under Section 3.2(b) or royalty payments will be performed [*].

5.5 Taxes. It is understood and agreed between the Parties that any payments made under Sections 3.1, 3.2 or 4.1 of this Agreement are inclusive of any value added or similar tax imposed upon such payments. In addition, in the event any such payments made by Licensee become subject to withholding taxes under the laws of any jurisdiction, Licensee shall deduct and withhold the amount of such taxes for the account of Kosan to the extent required by applicable laws or regulations, such amounts payable to Kosan shall be reduced by the amount of taxes deducted and withheld, and Licensee shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to Kosan an official tax certificate or other

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evidence of such tax obligations together with proof of payment from the relevant governmental authority of all amounts deducted and withheld sufficient to enable Kosan to claim such payment of taxes. Any such withholding taxes required under applicable laws or regulations to be paid or withheld shall be an expense of, and borne solely by, Kosan. Licensee will provide Kosan with reasonable assistance to enable Kosan to recover such taxes as permitted by applicable laws or regulations.

5.6 Interest Due. Without limiting any other rights or remedies available to Kosan, Licensee shall pay Kosan interest on any payments that are not paid on or before the date such payments are due under this Agreement at an annual rate equal to the [*] rate effective for the date the payment was due, as reported by the Wall Street Journal. If the payment is still not received [*] after its due date, the interest rate will increase to [*].

ARTICLE 6

DEVELOPMENT AND MARKETING

6.1 Development and Commercialization. Licensee will use Commercially Reasonable Efforts to develop, seek Approval for and Commercialize [*], including KOS-2187, and in the event that [*], develop, seek Approval for and Commercialize [*], the manufacture, use or sale of which is covered by a Valid Claim. Licensee’s initial development plan for KOS-2187 is attached as Exhibit B. Licensee will have the sole authority and discretion to modify the development plan and to make all decisions relating to Licensed Product development and Commercialization, including termination.

6.2 Development Information Exchange. It is the parties’ intent that there will be open communications between the Parties to discuss the development of Licensed Products. [*] the Parties shall meet to review and discuss (a) past, current and anticipated development and regulatory activities with respect to Licensed Products, including without limitation the then current development plans and projected timing for the milestone events listed in Section 3.2, and (b) the status of prosecution and maintenance of Kosan Patent Rights. Development information exchange meetings shall be held at mutually agreeable times and at least [*] per calendar year shall be in person at a location to be designated by each Party in turn in Sandwich, UK, Nagoya, Japan, California, US or another location agreed by the Parties. Licensee and Kosan shall each bear all expenses of their respective representatives at development information exchange meetings. Licensee’s development lead for the Licensed Product will actively participate in each development information exchange meeting. [*], shall also be available at reasonable times to answer questions Kosan may have between development information exchange meetings.

6.3 Supply of Compound by Kosan. If requested by Licensee, Kosan shall deliver to Licensee or designee [*] within thirty (30) days after such request. If

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requested by Licensee in writing within sixty (60) days after the Effective Date, Kosan [*] within thirty (30) days after the request by Licensee. Title and risk of loss of Bulk KOS-2187 and compounds within the Kosan Compound Library shall [*]. If requested by Licensee, Kosan will use reasonable efforts to obtain the consent of its Third Party manufacturer for KOS-2187 in order for Kosan to assign its rights under the manufacturing agreement with that manufacturer dated [*] with respect to manufacture of KOS-2187.

6.4 Research and Development Collaboration. In order to transition the continued research, Kosan Know-How, and initiate Phase I development of KOS-2187, the Parties will agree [*] to the Joint Research and Development Plan, as may be amended or supplemented from time to time by the Parties (the “Joint Research and Development Plan. The agreed elements of the Joint Research and Development Plan are attached as Exhibit C. If the Parties are unable to agree on the Joint Research and Development Plan, Licensee shall have the right to make any final decisions relating to development activities. Kosan shall use commercially reasonable efforts to conduct, on behalf of Licensee, the research and development activities set forth in the Joint Research and Development Plan. In conducting the Joint Research and Development Plan, Kosan shall comply with all applicable laws, regulations and generally accepted principles of good clinical practice. Licensee will pay Kosan its reasonable costs, as agreed in advance by the Parties, for its work under the Joint Research and Development Plan. Such payments shall be made on a quarterly basis within sixty (60) days after receipt of Kosan’s invoice therefor. Any taxes or withholding on the payments to be made by Licensee under this Section 6.4 (other than taxes on Kosan’s income) shall be borne by Licensee. Any invention covering the manufacture, use or sale of a compound within the Kosan Compound Library conceived or reduced to practice by employees or agents of Kosan or Licensee in performance of the Joint Research and Development Plan shall be [*] owned by [*], such inventions shall [*] and [*]. All data and information generated in the performance of the Joint Research and Development Plan shall be owned by [*] and shall be considered [*] Confidential Information, subject to the exceptions set forth in Section 10.3. Except for accrued obligations, and unless otherwise agreed by the Parties, the Parties’ obligations under the Joint Research and Development Plan shall terminate upon Commencement of the first Phase II trial for Licensed Product. In the event Licensee decides to initiate development activities with respect to a compound within the Kosan Compound Library other than KOS-2187 during the term of this Agreement, Licensee shall notify Kosan, and the Parties shall discuss whether Licensee is interested in having Kosan assist in any such activities under an amended Joint Research and Development Plan. In the event Kosan undergoes a Change of Control, Licensee shall have the right to terminate the Joint Research and Development Plan upon thirty days notice. Change of Control means that any of the following has occurred (i) a pharmaceutical company with sales of greater than $1 billion per year (“Large Pharmaceutical Company”) becomes the beneficial owner, directly or indirectly, of fifty percent or more of the voting stock of Kosan; (ii) Kosan enters into agreement with a Large Pharmaceutical Company providing for the sale of substantially all of Kosan’s assets; or (iii) Kosan enters into a merger, reorganization or consolidation agreement or other similar transaction with a Large Pharmaceutical Company.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 7

PATENT RIGHTS

7.1 Ownership, Prosecution and Maintenance of Kosan Patent Rights in the Territory, Except in the US. Within thirty (30) days of the Effective Date, Kosan shall execute an assignment transferring all of Kosan’s right, title and interest in and to the Kosan Patent Rights to Licensee in every country in the Territory except the US (“Ex-US Kosan Patent Rights”). Licensee shall have the right, but not the obligation, to prosecute any and all patent applications within the Ex-US Kosan Patent Rights, including but not limited to, the right to conduct interferences, oppositions, reissue proceedings and reexaminations, to obtain patents thereon, and to maintain all patents included therein. The prosecution and maintenance of the Ex-US Kosan Patent Rights may be performed by outside counsel of Licensee’s choosing. Kosan’s comments regarding the choice of such outside counsel shall be considered, but Licensee’s decision in this regard shall be final. Kosan will not file any additional patents claiming the manufacture, use or sale of any compound within the Kosan Compound Library, unless requested by Licensee. Licensee shall be responsible for one hundred percent (100%) of expenses incurred in preparing, filing, prosecuting and maintaining the Ex-US Kosan Patent Rights. Licensee shall keep Kosan fully informed in a timely manner, and, as is reasonably practicable, of the progress regarding the prosecution of each patent application included within the Ex-US Kosan Patent Rights. Kosan shall have the right to review all pending patent applications and other proceedings, and to make recommendations to Licensee regarding the prosecution of such patent applications; provided that all final decisions regarding the prosecution and maintenance of such Ex-US Kosan Patent Rights shall be made by Licensee.

7.2 Discontinuance/Abandonment. Notwithstanding Section 7.1, Licensee shall have the right to discontinue the prosecution of any patent application, or to abandon any patent, on a country-by-country basis, encompassed within the Ex-US Kosan Patent Rights. The cancellation or amendment of a claim or claims during the prosecution of a patent application in a country within the Ex-US Kosan Patent Rights shall not constitute a discontinuance or abandonment under this section, provided that such cancellation or abandonment does not prejudice the ability to obtain granted claims to the cancelled subject matter in a related continuation, divisional, or other application in such country. If Licensee decides to discontinue the prosecution of any patent application or to abandon any patent within the Ex-US Kosan Patent Rights in any country, Licensee shall inform Kosan at least sixty (60) days prior to such discontinuance and Kosan shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such discontinuance would otherwise take effect. Kosan shall advise Licensee in writing of its decision regarding the opportunity to prosecute and/or maintain such application or

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patent within thirty (30) days of the date of discontinuance and in the absence of a written decision from Kosan, Licensee shall have the right to discontinue or abandon such application or patent. In the event Kosan timely elects to prosecute and maintain such patent or patent application, Licensee shall execute an assignment transferring ownership of the patent or patent application to Kosan in each such country. Effective upon Kosan’s election to prosecute and maintain any patent or patent application in a particular country, Kosan may, in its sole discretion, elect, by written notice to Licensee, to exclude such patent or patent application from the Kosan Patent Rights under this Agreement.

7.3 Status of Ex-US Kosan Patent Rights.

(a) Initial. As of the Effective Date, Kosan shall advise Licensee as to the current status of any patent applications and patents included within the Ex-US Kosan Patent Rights, and, to the extent it has not previously done so, promptly make available to Licensee all documentation relating to such patent applications and patents, including, but not limited to, copies of all patent applications, relevant prior art, search reports, official actions and examination reports, and all correspondence to and from local agents or attorneys responsible for local prosecution of such applications.

(b) Annual. Within thirty (30) days after the end of each calendar year, Licensee shall: (i) advise Kosan as to the then-current status of any patent applications or patents within the Ex-US Kosan Patent Rights specifically relevant to any Licensed Product; and (ii) to the extent Kosan requests, make available to Kosan materially relevant documentation relating to such patent applications and patents, including, but not limited to, copies thereof.

(c) Notices. Kosan will execute and file at Licensee’s expense those notices and other filings as Licensee shall reasonably request be made, from time to time with any patent office or patent agency in the Ex-US Territory, and in all other respects shall reasonably cooperate with Licensee, to affect an orderly transfer of ownership and affect the further prosecution and maintenance of the Ex-US Kosan Patent Rights granted to Licensee under this Agreement.

7.4 Ownership, Prosecution and Maintenance of Kosan Patent Rights in the US

Prior to the assignment under Section 7.7, Kosan shall have the right to prosecute any and all patent applications within Kosan Patent Rights within the US (“US Kosan Patent Rights”) including but not limited to, the right to conduct interferences, oppositions, reissue proceedings and reexaminations, to obtain patents thereon, and to maintain all patents included therein. The prosecution and maintenance of US Kosan Patent Rights may be performed by outside counsel of Kosan’s choosing and approved by Licensee, which approval shall not be unreasonably withheld or delayed. Licensee hereby approves [*] as outside counsel. Licensee shall be responsible for one hundred percent (100%) of expenses incurred by Kosan in preparing, filing, prosecuting and maintaining the US Kosan Patent Rights. Kosan shall keep Licensee fully informed in a

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timely manner, and as is reasonably practicable, of the progress regarding the prosecution of each patent application included within the US Kosan Patent Rights. Licensee shall have the right to review all pending patent applications and other proceedings, and to make recommendations to Kosan regarding the prosecution of such patent applications; provided that all final decisions regarding the prosecution and maintenance of such US Kosan Patent Rights shall be made by Kosan.

7.5 Discontinuance/Abandonment. Notwithstanding Section 7.4, Kosan shall have the right to discontinue the prosecution of any patent application, or to abandon any patent, encompassed within the US Kosan Patent Rights. The cancellation or amendment of a claim or claims during the prosecution of a patent application within the US Kosan Patent Rights shall not constitute a discontinuance or abandonment under this section, provided that such cancellation or amendment does not prejudice the ability to obtain granted claims to the cancelled subject matter in a related continuation, divisional, or other US patent application. If Kosan decides to discontinue the prosecution of any patent application or to abandon any patent within the US Kosan Patent Rights, Kosan shall inform Licensee at least sixty (60) days prior to such discontinuance and Licensee shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such discontinuance would otherwise take effect. Licensee shall advise Kosan in writing of its decision regarding the opportunity to prosecute and/or maintain such application or patent within thirty (30) days of the date of such discontinuance and in the absence of a written decision from Licensee, Kosan shall have the right to discontinue or abandon such application or patent. Effective upon Licensee’s election to prosecute and maintain any patent or patent application in the US, Licensee may, in its sole discretion, elect, by written notice to Kosan, to exclude such patent or patent application from the Kosan Patent Rights under this Agreement.

7.6 Status of US Kosan Patent Rights.

(a) Initial. As of the Effective Date, Kosan shall advise Licensee as to the current status of any patent applications and patents included within the US Kosan Patent Rights, and, to the extent it has not previously done so, promptly make available to Licensee all documentation relating to such patent applications and patents, including, but not limited to, copies of all patent applications, relevant prior art, search reports, official actions and examination reports, and all correspondence to and from local agents or attorneys responsible for local prosecution of such applications.

(b) Annual. Within thirty (30) days after the end of each calendar year, Kosan shall: (i) advise Licensee as to the then-current status of any patent applications or patents within the US Kosan Patent Rights specifically relevant to any Licensed Product; and (ii) to the extent Licensee requests, make available to Licensee materially relevant documentation relating to such patent applications and patents, including, but not limited to, copies thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.7 Assignment of US Kosan Patent Rights. Upon [*] for a Licensed Product, Kosan shall execute an assignment transferring all of Kosan’s right, title and interest in and to the US Kosan Patent Rights to Licensee (“Assigned US Kosan Patent Rights”). Thereafter, Licensee shall have the right to prosecute and maintain any and all patent applications within the Assigned US Kosan Patent Rights, including but not limited to, the right to conduct interferences, oppositions, reissue proceedings and reexaminations, to obtain patents thereon, and to maintain all patents included therein. The prosecution and maintenance of the Assigned US Kosan Patent Rights may be performed by outside counsel of Licensee’s choosing. Kosan’s comments regarding the choice of such outside counsel shall be considered, but Licensee’s decision in this regard shall be final. Kosan will not file any additional patents claiming the manufacture, use or sale of any compound within the Kosan Compound Library, unless requested by Licensee. Licensee shall be responsible for one hundred percent (100%) of expenses incurred in preparing, filing, prosecuting and maintaining the Assigned US Kosan Patent Rights. Licensee shall keep Kosan fully informed in a timely manner, and as is reasonably practicable, of the progress regarding the prosecution of each patent application included within the Assigned US Kosan Patent Rights. Kosan shall have the right to review all pending patent applications and other proceedings, and to make recommendations to Licensee regarding the prosecution of such patent applications; provided that all final decisions regarding the prosecution and maintenance of such Assigned US Kosan Patent Rights shall be made by Licensee.

7.8 Discontinuance/Abandonment. Subsequent to the assignment by Kosan to Licensee of Assigned US Kosan Patent Rights pursuant to section 7.7, the discontinuance/abandonment of such Assigned US Kosan Patent Rights by Licensee, and the opportunity of Kosan to elect to continue the prosecution and maintenance of such discontinued/abandoned Assigned US Kosan Patent Rights, shall be governed as in Section 7.2 with respect to Ex-US Kosan Patent Rights.

7.9 Patent Term Extension. Licensee shall have the exclusive right and obligation to seek, at Licensee’s expense, patent term extensions or supplemental patent protection, including supplementary protection certificates, in any country in the Territory in relation to the Licensed Products. Kosan and Licensee shall cooperate in connection with all such activities, and Licensee, its agents and attorneys will give due consideration to all timely suggestions and comments of Kosan regarding any such activities; provided that all final decisions shall be made by Licensee.

7.10 Orange Book Listings. With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents for a Licensed Product, Licensee shall be solely responsible at its expense for fulfilling its obligations under applicable law to list any applicable Kosan Patent Rights in a timely manner and make all applicable filings regarding the Kosan Patent Rights required to be filed by it under applicable law. Licensee will be solely responsible for any such filings and listings, and for any and all decisions with respect to such filings and listings.

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7.11 Notification of Patent Certification.

(a) Notice. If a Party becomes aware of any certification filed pursuant to 21 U.S.C. § 355(b)(2)(A) or 355(j)(2)(A)(vii)(IV), or any notice under any future analogous provisions of United States Law relating to regulation or approval of drug products (or any amendment or successor statute thereto) claiming that any Kosan Patent Rights covering a Licensed Product in the Field, are invalid or otherwise unenforceable, or that infringement will not arise from the manufacture, use, import or sale of a product by a Third Party (a “Paragraph IV Claim”), such Party shall promptly notify the other Party in writing within five (5) Business Days after its receipt thereof.

(b) Control of Response. Licensee shall have the first right, but not the obligation, to initiate patent infringement litigation for such Paragraph IV Claim, at its own expense. If Licensee elects not to assume control over enforcing any Paragraph IV Claim, Licensee shall notify Kosan as soon as practicable but in any event not later than ten (10) days before the first action required to enforce or preserve such Paragraph IV Claim so that Kosan may, but shall not be required to, assume sole control over enforcing such Paragraph IV Claim using counsel of its own choice. The Parties shall reasonably cooperate in the prosecution of any Paragraph IV Claim so long as such Paragraph IV Claim relates to Kosan Patent Rights, and share any damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party as a result of such prosecution, as set forth in Section 8.2; provided that the Party controlling such Paragraph IV Claim shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by the other Party in connection with such cooperation.

7.12 Limitation on Patent Actions. Neither Party shall be required to take any action pursuant to Sections 7.9 to 7.11 hereof that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree that such Party is then subject to or otherwise may create legal liability on the part of such Party.

7.13 Kosan License. Notwithstanding the grant in Section 2.1, Kosan shall retain an exclusive, worldwide, fully paid-up license, with the right to sublicense, under the Kosan [*] Patent Rights assigned to Licensee pursuant to this Article 7 to make, have made, use, offer to sell, sell and import any products that do not have utility as a motilin agonist.

ARTICLE 8

INFRINGEMENT

8.1 Applicability. The provisions of this Article 8 shall govern the Parties’ rights and obligations, as between themselves, with respect to actions against Third Parties for infringement of the Kosan Patent Rights or misappropriation of the Kosan Know-How licensed under this Agreement.

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8.2 Third Party Infringement.

(a) Notice. Each Party shall promptly report in writing to the other Party during the Term any known or suspected (i) infringement of any of the Kosan Patent Rights, or (ii) unauthorized use or misappropriation of any of the Kosan Know-How (an “Infringement Claim”) of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

(b) Initial Right to Enforce. Licensee shall have the first right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Kosan Patent Rights relating to a Licensed Product in the Field in the Territory at its expense. Any suit by Licensee shall be either in the name of Kosan or its Affiliate, the name of Licensee or its Affiliate, or jointly by Licensee, Kosan and their respective Affiliates, as may be required by the Law of the forum. For this purpose, Kosan shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Licensee; provided that Licensee shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Kosan in connection with such cooperation.

(c) Step-In Right. If Licensee does not initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to this Section 8.2, then Kosan may, in its discretion, provide Licensee with notice of Kosan’s intent to initiate a suit or take other appropriate action. If Kosan provides such notice and Licensee does not initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from Kosan, then Kosan shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Kosan Patent Rights. Any suit by Kosan shall be either in the name of Kosan or its Affiliate, the name of Licensee or its Affiliate, or jointly by Licensee, Kosan and their respective Affiliates, as may be required by the Law of the forum. For this purpose, Licensee shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Kosan; provided that Kosan shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Licensee in connection with such cooperation.

(d) Conduct of Certain Actions; Costs. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this Section 8.2. The initiating Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to this Section 8.2, including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

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(e) Recoveries. In the event Licensee assumes control over enforcing any Infringement Claim, Kosan shall be entitled to receive [*] of any damages, settlements, accounts of profits, or other financial compensation recovered by Licensee from a Third Party based upon any such Infringement Claim after deducting Licensee’s actual out-of-pocket expenses (including reasonable counsel fees and expenses) incurred in pursuing such Infringement Claim, and Licensee may retain the balance. In the event Kosan assumes control over enforcing any Infringement Claim, Licensee shall be entitled to receive [*] of any damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon any such Infringement Claim after deducting Kosan’s actual out-of-pocket expenses (including reasonable counsel fees and expenses) incurred in pursuing such Infringement Claim, and Kosan may retain the balance.

(f) Patent Invalidity Claim. Each of the Parties shall promptly notify the other in the event of any legal or administrative action by any Third Party against a Kosan Patent Right of which it becomes aware, including any nullity, revocation, reexamination or compulsory license proceeding. Licensee shall have the first right, but not the obligation, to defend against any such action involving a Kosan Patent Right, in its own name, and the costs of any such defense shall be at Licensee’s expense. Kosan, upon request of Licensee, agrees to join in any such action and to cooperate reasonably with Licensee; provided that Licensee shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Kosan in connection with such cooperation. If Licensee does not defend against any such action involving such Kosan Patent Right, then Kosan shall have the right, but not the obligation, to defend such action and any such defense shall be at Kosan’s expense. Licensee, upon request of Kosan, agrees to join in any such action and to cooperate reasonably with Kosan; provided that Kosan shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Licensee in connection with such cooperation.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of Kosan. Kosan hereby represents and warrants to Licensee as of the Effective Date that:

(a) Kosan is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Kosan. This Agreement has been duly executed and delivered by Kosan and constitutes the valid, binding and enforceable obligation of Kosan, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

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(b) Kosan is not subject to, or bound by, any provision of:

(i) any articles or certificates of incorporation or by-laws;

(ii) any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction; or

(iii) any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator;

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Kosan of this Agreement and the obligations contained herein. The execution and delivery of this Agreement by Kosan and the performance by Kosan will not violate any laws or order of any court or government authority.

(c) [*]

(d) [*]

(e) To the best of Kosan’s knowledge, [*].

(f) [*].

(g) None of the Kosan Patent Rights [*]

(h) The Bulk KOS-2187 transferred to Licensee [*].

(i) [*]

9.2 Representations and Warranties of Licensee. Licensee hereby represents and warrants to Kosan as of the Effective Date that:

(a) Licensee is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Licensee. This Agreement has been duly executed and delivered by Licensee constitutes the valid, binding and enforceable obligation of each of them, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

(b) Licensee is not subject to, or bound by, any provision of:

(i) any articles or certificates of incorporation or by-laws;

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(ii) any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

(iii) any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator,

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Licensee of this Agreement and the obligations contained herein.

9.3 Disclaimer of Warranties. EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL RIGHTS OF THIRD PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BOTH PARTIES ACKNOWLEDGE AND DISCLAIM ANY WARRANTY AS TO REGULATORY APPROVAL, PRODUCT INTRODUCTION, SAFETY, USEFULNESS OR COMMERCIAL SUCCESS OF ANY LICENSED PRODUCT.

ARTICLE 10

CONFIDENTIALITY

10.1 Treatment of Confidential Information. Except as otherwise provided in this Article 10, during the term of this Agreement and for a period of [*] thereafter, each Party agrees to keep confidential all of the other Party’s Confidential Information that is disclosed to it or its Affiliates. Confidential Information shall be defined as information marked confidential or if disclosed orally, summarized in writing and provided to the receiving Party within thirty days after disclosure. Each Party agrees to preserve and protect the Confidential Information to the same extent it protects its own confidential information. Each Party will use the Confidential Information only as permitted under this Agreement, and will not disclose Confidential Information to any third parties.

10.2 Right to Disclose. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement or any rights which survive termination or expiration hereof, Licensee and Kosan may disclose Confidential Information to their respective Affiliates, sublicensees, consultants, outside contractors, clinical investigators or other Third Parties that need to know such information, provided that such entities or persons agree in writing (a) to keep the Confidential Information confidential for [*] after the date of disclosure to such entities and to the same extent as Licensee and Kosan are required to keep the Confidential Information confidential and (b) to use the Confidential Information only for such purposes as Licensee and Kosan are entitled to use the Confidential Information. Each Party or its Affiliates or

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sublicensees may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure (i) is reasonably necessary to obtain patents or authorizations to conduct clinical trials with or to market commercially the Licensed Products or to prosecute or defend litigation; provided that this clause (i) shall only apply with respect to Kosan in the event of a reversion under Section 12.8; (ii) is otherwise legally required; or (iii) is permitted pursuant to Section 15.7; provided that if a Party is legally required to make such a disclosure under (ii), it shall first have given prompt notice to the other Party hereto to enable it to seek any available exemptions from or limitations on such a disclosure, or to apply for confidential treatment or a protective order.

10.3 Release From Restrictions. The foregoing obligations in respect of disclosure and use of Confidential Information shall not apply to any part of such Confidential Information that the non-disclosing Party, or its Affiliates (all collectively referred to as the “Receiving Party”) can demonstrate by contemporaneously prepared competent evidence:

(a) is or becomes part of the public domain other than by acts of the Receiving Party in contravention of this Agreement;

(b) is disclosed to the Receiving Party or its Affiliates or sublicensees by a Third Party who had the right to disclose such Confidential Information to the Receiving Party; or

(c) prior to disclosure under this Agreement, was already in the possession of the Receiving Party or its Affiliates or sublicensees, provided such Confidential Information was not obtained, directly or indirectly, from the other Party under this Agreement.

10.4 Confidentiality of Agreement. Except as otherwise required by law or the terms of this Agreement or mutually agreed upon by the Parties hereto, each Party shall treat as confidential the terms and conditions of this Agreement, except that Kosan and Licensee may each disclose such terms and conditions of this Agreement and the achievement of milestone events, and payments, to its Affiliates and sublicensees, and current and potential investors, provided that the recipient has entered into a confidentiality agreement in accordance with Section 10.2. Furthermore, each Party in connection with its status as a public company may disclose the terms to the extent required by the federal securities laws, and provided, that such Party shall seek confidential treatment of key business terms contained in this Agreement, including but not limited to the royalty rates and the milestone payments. Each Party shall provide the other Party any such disclosure or filing in advance and include any reasonable and timely suggestions, advice and input from the other Party with respect to seeking confidential treatment of key business terms contained in the Agreement. In addition, the Parties have agreed to the publicity-related provisions that are set forth in Section 15.7.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.5 Return of Confidential Information. Upon termination of this Agreement by either Party for any reason, the rights of each Party to retain and use the Confidential Information of the other shall be as provided in Article 12, provided, however, that each Party may retain a single archival copy of the other Party’s Confidential Information solely for the purpose of determining the extent of disclosure of Confidential Information hereunder and assuring compliance with the surviving provisions of this Agreement.

ARTICLE 11

REGULATORY

11.1 Assignment of Regulatory Filings. At Licensee’s request, Kosan shall transfer and assign to Licensee, all Regulatory Filings owned by Kosan related to KOS-2187 (the “Transferred Regulatory Filings”), including but not limited to any CTA regarding KOS-2187, and copies of all written correspondence with Regulatory Agencies regarding KOS-2187. If requested by Licensee, Kosan agrees to perform within thirty (30) days of the Effective Date all such acts, and execute such further instruments, documents or certificates, as may be required for the Transferred Regulatory Filings to be transferred and assigned more effectively to Licensee. Effective upon such date that Kosan transfers to Licensee each Transferred Regulatory Filing officially with the applicable Regulatory Agency; Licensee shall and hereby does undertake all regulatory responsibilities, obligations and risks related to such Regulatory Filing. However, both Parties agree to work together to ensure a smooth transfer of Transferred Regulatory Filings and continuous dialog with FDA or foreign equivalent.

ARTICLE 12

TERM AND TERMINATION

12.1 Term. This Agreement shall become binding upon the Effective Date and shall continue thereafter in full force and effect, unless terminated sooner pursuant to Sections 12.2, 12.3 or 12.4, until it expires upon the expiration of Licensee’s obligation to pay royalties to Kosan hereunder (such expiration of the term of this Agreement without termination, “Expiration”). The Parties acknowledge and agree that Licensee shall have no obligation to pay Kosan any royalties after the expiration of the applicable periods referred to in Section 4.1 hereof for Net Sales accruing after such periods.

12.2 Bilateral Termination Rights. Either Party may terminate this Agreement upon (i) the bankruptcy, liquidation or dissolution of the other Party (without further action by the Party); or (ii) the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

12.3 Licensee’s Right to Terminate.

(a) For Material Breach at any Time. Licensee may terminate this Agreement, as a whole, at any time if (i) Kosan materially breaches the Agreement and (ii) such material breach is not cured by Kosan within [*] after Licensee provides Kosan with written notice of such breach, or, [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) For Convenience. Licensee may terminate this Agreement for convenience, upon [*] prior written notice to Kosan. [*]

12.4 Kosan’s Right to Terminate. Kosan may terminate this Agreement, as a whole, at any time if (i) Licensee materially breaches the Agreement and (ii) such material breach is not cured by Licensee within [*] after Kosan provides Licensee with written notice of such breach. [*]

12.5 General Effect of Expiration or Termination. Upon Expiration or termination of this Agreement for any reason, all rights and obligations of the Parties hereunder shall cease, except as explicitly provided for below in this Article 12 or elsewhere in this Agreement. Upon Expiration or termination, [*]. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such Expiration or termination.

12.6 Rights Upon Expiration or Any Termination.

(a) Upon Expiration of this Agreement in any country, Licensee shall continue to have a royalty-free, perpetual right to Commercialize Licensed Products in the Field and Territory, as the license granted Licensee in Section 2.1 shall automatically become royalty-free, non-exclusive and perpetual in the country of Expiration.

(b) Upon Expiration or termination of this Agreement, the following Sections and Articles shall survive such expiration or termination, subject to any later termination dates provided for therein: Sections 5.3, 5.5 and 5.6 and Articles 10, 12, 13 and 15.

12.7 Rights Upon Certain Licensee Termination.

Upon termination by Licensee pursuant to Section 12.2 or for Kosan’s uncured material breach of this Agreement pursuant to Section 12.3(a), the following Sections shall survive such termination in addition to the Sections and Articles set forth to survive in Section 12.6(b): Sections 2.1 and 3.2 [*]; Article 4 [*] and all other Sections and Articles governing the mechanics of milestone and royalty payments hereunder). The licenses granted by Kosan to Licensee shall [*] if Licensee terminates under Section 12.2 or 12.3(a).

12.8 Rights Upon Kosan Termination and Other Licensee Terminations. (i) If Kosan terminates this Agreement pursuant to Section 12.2 or Section 12.4, the following provisions will apply. (ii) If Licensee terminates for convenience pursuant to Section 12.3(b) [*], then the following provisions will apply [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a) Kosan Patent Rights. Licensee will assign to Kosan all of Licensee’s right, title and interest in the Kosan Patent Rights within thirty (30) days after termination.

(b) [*] Licensed Product. In the event of a termination of this Agreement by Kosan pursuant to Section 12.4 or 12.2 or if Licensee terminates for convenience pursuant to Section 12.3(b), and if [*] Licensee shall [*].

(c) Licensed Product other than an Approved Licensed Product. The following provisions in paragraphs (d) through (j) will apply to each Reverted Product [*].

(d) Assignment and Technology License. (i) Licensee will grant to Kosan, effective upon such termination, an irrevocable, perpetual and exclusive license under any patent or patent application owned or Controlled by Licensee that claims the composition of matter or method of use of the Reverted Product to (A) develop, use, sell, offer for sale, import and/or export Reverted Products and (B) make and have made Reverted Products for such development, use, sale, offering for sale, importation and/or exportation. Such license shall be sublicenseable by Kosan through one or more tiers of sublicensees without Licensee’s consent. [*]

In all cases where patents or patent rights covered by this Section 12.8(d) are licensed to Licensor by a Third Party, as a condition precedent for a license to be granted to Kosan pursuant to this Section 12.8(d), Kosan shall be required to agree to pay any payments, including royalties on sales by Kosan or its sublicensees, that accrue and become payable to such Third Party licensor after the effective date of the license to Kosan and provided that to the extent any patents and patent applications are licensed to Kosan on a non-exclusive basis, Kosan’s payment obligations to the Third Party shall be on a pro rata basis with any other licensees thereof, including Licensee. Licensee will not be obligated to grant sublicenses under this Section 12.8(d) if Licensee is prevented from granting such sublicenses under its agreements with its licensors, but shall be required to use reasonable efforts to obtain permission to do so from any such licensors.

(e) Regulatory Filings. Licensee shall assign (or cause to be assigned) to Kosan any Regulatory Filings of Licensee or its sublicensee with respect to any Reverted Product , and take such actions and execute such other instruments, assignments and documents as may be necessary to affect the transfer of rights thereunder to Kosan within sixty (60) days after termination. Licensee shall, in each sublicense that it grants hereunder, require the sublicensee to transfer any Regulatory Filings with respect to any Reverted Product in the event of a termination of this Agreement or such sublicense, to Kosan if this Agreement does not remain in effect, and to Licensee if only such sublicense terminates.

(f) Data Disclosure. In accordance with Section 12.8(h), Licensee will transfer the Product Documents to Kosan for each Reverted Product within sixty (60) days after termination. Licensee will not be liable for any inaccuracy or incompleteness

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of the Product Documents. Product Documents means (a) a copy of the [*], (b) copies of completed and final [*], (c) copies of all documents filed to the IND, NDA and foreign equivalents, (d) [*] the investigator filing package for each clinical study of the Reverted Product, (e) copies of correspondence with the FDA and equivalent foreign agencies and (f) [*] information [*] is relevant to safety of the Reverted Product.

(g) Remaining Quantities. Upon Kosan’s request, Licensee shall negotiate in good faith for the transfer to Kosan or its designee all quantities of Reverted Products in the possession of the Licensee.

(h) Technology Transfer. The appropriate technical teams at Kosan and Licensee will meet to plan technical transfer for the Reverted Products as follows: (a) Licensee’s project lead(s) for the Reverted Products will meet with representatives from Kosan for not more than [*] to [*] with respect to Reverted Product’s pre-clinical and clinical development and establish a plan for the transfer for technology with respect to Reverted Products; (b) Licensee will allocate [*] appropriately qualified FTEs to work with Kosan to [*] to Kosan over a total period not to exceed [*]; (c) [*]; and (d) the technical transfer must be completed within [*] of the initial technical transfer planning meeting.

(i) [*]

(j) Kosan Covenant. Kosan shall not conduct any clinical trials for any Reverted Product if the clinical development of such Reverted Product was terminated by Licensee because of either (a) FDA or other Regulatory Agency action or advice that due to an unfavorable patient benefit/risk balance, further development of the Licensed Product is not reasonable or (b) [*]

(k) Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Kosan are, and shall otherwise be deemed to be, for purposes of Article 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101 of the U.S. Bankruptcy Code. The Parties agree that Licensee, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of any proceeding by or against Kosan under the U.S. Bankruptcy Code, Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and, if not already in its possession, Kosan shall promptly deliver to Licensee all such intellectual property and all embodiments of such intellectual property (a) upon Licensee’s request any time following commencement of any such proceeding, unless Kosan elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon Licensee’s request any time following the rejection of this Agreement by or on behalf of Kosan.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 13

INDEMNIFICATION

13.1 Indemnification by Licensee. Subject to Section 13.3 hereof, Licensee hereby agrees to defend, indemnify and hold harmless Kosan and its Affiliates and licensors, and their directors, officers, employees and agents (“Kosan Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses and expenses incurred in connection with the enforcement of this provision), actions or claims brought or threatened after the Effective Date of this Agreement and which arise out of claims against Kosan brought by Third Parties after the Effective Date of this Agreement, including but not limited to, any actions in contract (including breach of warranty) or tort (including negligence, strict liability or commercial torts) which arise, result from, or relate to:

(i) any breach of any of the representations or warranties of Licensee contained in Section 9.2 hereof,

(ii) the negligence, recklessness or willful misconduct of the Licensee; and

(iii) any development or Commercialization of Licensed Product including without limitation, any manufacture, storage, use or possession of Compound or Licensed Product by Licensee, its sublicensees and distributors, including without limitation any Bulk KOS-2187 or compound within the Kosan Compound Library provided by Kosan.

Items (i) through (iii) are hereinafter collectively referred to as a “Kosan Loss.” Licensee shall have no obligation to indemnify Kosan, to the extent that any Kosan Loss arises out of the negligence or willful misconduct of any Kosan Indemnitee or Kosan’s breach of this Agreement.

13.2 Indemnification by Kosan. Subject to Section 13.3 hereof, Kosan hereby agrees to indemnify and hold harmless Licensee and its sublicensees, and their directors, officers, employees and agents (“Licensee Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses and expenses incurred in connection with the enforcement of this provision), actions or claims brought or threatened after the Effective Date and which arise out of claims against Licensee brought by Third Parties after the Effective Date, including but not limited to, any actions in contract (including breach of warranty) or tort (including negligence, strict liability or commercial torts) which arise, result from, or relate to:

(i) any breach of any of the representations or warranties of Kosan contained in Section 9.1 hereof,

(ii) the negligence, recklessness or willful misconduct of Kosan, its Affiliates or agents; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii) any development or Commercialization of Reverted Product by Kosan, its Affiliates or agents including without limitation, any manufacture, storage, use or possession of Reverted Product by Kosan, its Affiliates or agents.

Items (i) through (iii) are hereinafter collectively referred to as a “Licensee Loss.” Kosan shall have no obligation to indemnify Licensee, to the extent that any Licensee Loss arises out of the negligence or willful misconduct of any Licensee Indemnitee or Licensee’s breach of this Agreement.

13.3 Indemnification Procedures With Respect to Third Party Claims.

(a) To be eligible to seek indemnification under this Article 13 in respect to a liability, loss, fine, penalty, damage, expense, action, or claim brought against such Indemnitee by a Third Party (such claim hereinafter referred to as a “Third Party Claim”), a Licensee Indemnitee or Kosan Indemnitee (each, an “Indemnitee”) shall promptly give written notice thereof to the Party from whom indemnification is sought (such Party hereinafter referred to as the “Indemnitor”) within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is prejudiced by such failure.

Except for patent disputes and claims covered under Article 8, the Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any Third Party Claim if the Indemnitor, in the reasonable judgment of the Indemnitee, has the financial resources to satisfy the amount of any judgment, the claims seek monetary judgment only, and the Indemnitor agrees in writing to satisfy and discharge the Third Party Claim. If these conditions are not met, the Indemnitee shall defend the Third Party Claim at the expense of the Indemnitor. If the conditions are met, the Indemnitor shall have the right to defend, compromise or settle the Third Party Claim (provided that no settlement of any Third Party Claim shall include any admission of wrongdoing on the part of an Indemnitee, without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld), including, at its own expense, employment of legal counsel.

The Indemnitor will not, without the prior written consent of the Indemnitee, enter into any compromise or settlement that commits the Indemnitee to take, or forbear to take, any action. The Indemnitee shall have sole authority to settle any Third Party Claim that involves non-monetary damages or equitable relief. At any time thereafter the Indemnitor shall be entitled to exercise, on behalf of the Indemnitee, any rights which may mitigate the extent or amount of such Third Party Claim; provided, however, that if the Indemnitor shall have exercised its right to assume control of such Third Party Claim, the Indemnitee (i) may, in its sole discretion and at its own expense (which expense shall not be subject to indemnification hereunder), employ legal counsel to represent it (in addition to the legal counsel employed by the Indemnitor) in any such matter, and in such event legal counsel selected by the Indemnitee shall be required to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

confer and cooperate with such counsel of the Indemnitor in such defense, compromise or settlement for the purpose of informing and sharing information with the Indemnitor; (ii) shall, at its own expense, make available to Indemnitor those employees, officers and directors or Indemnitee whose assistance, testimony or presence is necessary or appropriate to assist the Indemnitor in evaluating and in defending any such Third Party Claim (provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Indemnitee); and (iii) shall otherwise fully cooperate with the Indemnitor and its legal counsel in the investigation and defense of such Third Party Claim.

(b) If the Parties acting in good faith cannot agree as to the applicability of Section 13.1 and/or 13.2 to a particular Third Party Claim, then each Party (and its respective Indemnitees) reserves the right to conduct its own defense of such Third Party Claim and seek indemnification from the applicable Party upon its resolution.

ARTICLE 14

REGISTRATION OF LICENSE

14.1 Licensee may, at its expense, register the exclusive license granted under this Agreement in any country of, or community or association of countries in, the Territory where Commercializing a Licensed Product in such country would be covered by a Valid Claim. Kosan shall reasonably cooperate in such registration at Licensee’s expense. Upon request by Licensee, Kosan agrees promptly to execute any “short form” licenses developed in a form reasonably acceptable to both Licensee and Kosan and reasonably submitted to it by Licensee from time to time in order to effect the foregoing registration in such country. No such “short form” license shall be deemed to amend or be used to interpret this Agreement. If there is any conflict between such a license or other recordation document and this Agreement, this Agreement shall control.

ARTICLE 15

GENERAL PROVISIONS

15.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make payments hereunder, when such failure or delay is caused by or results from fire; flood; earthquake; tornado; embargo; government regulation; prohibition or intervention; war; act of war (whether war be declared or not); insurrection; act of terrorism; riot; civil commotion; strike; lockout; act of God or any other cause beyond the reasonable control of the affected Party to anticipate, prevent, avoid or mitigate (a “Force Majeure Event”) so long as the affected Party uses commercially reasonable efforts to overcome the effects of the Force Majeure Event.

15.2 Further Assurances. Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purpose of this Agreement, including without limitation the registration or recordation of the rights granted hereunder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.3 Severability. Both Parties hereby expressly acknowledge and agree that it is the intention of neither Party to violate any public policy, statutory or common law, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries and specifically agree that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, then in such event such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries (or reformed, for example but without limitation, to apply for a shorter period of time, such that their effect is in compliance with law) and the remainder of this Agreement shall remain binding upon the Parties hereto.

15.4 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered in person, or if mailed by registered or certified mail (return receipt requested) postage prepaid, or by a nationally recognized overnight courier, to the addresses given below or such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement. Any notice sent by overnight courier shall be deemed received on the first Business Day after posted with the courier. Any notice sent by registered, certified mail shall be deemed received on the fourth (4th) Business Day following the date of posting.

In the case of Kosan:	Kosan Biosciences Incorporated
3832 Bay Center Place
Hayward, CA 94545
Attention: General Counsel

Telephone No.: 510-732-8400

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In the case of Licensee:	Pfizer Inc.
235 E. 42nd St.
New York, New York 10017-5755

Attention: Vice President, General Counsel

Telephone No.: 212-733-2323

With Copies to:	Pfizer Global Research and Development
50 Pequot Ave
New London, CT 06320
Attention: Vice President, Strategic Alliances

And:	Vice President, Chief Counsel

15.5 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement (i) to a successor corporation in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or in the event of the merger or consolidation with another corporation; (ii) to an Affiliate and (iii) with respect to Licensee, to a Third Party if Licensee is required to divest any of the Licensed Products in order to comply with applicable antitrust law or government order. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

15.6 Performance by Affiliates. Each of Kosan and Licensee acknowledge that their obligations and rights under this Agreement may be performed and exercised by Affiliates of Kosan and Licensee, respectively. Obligations of the Party for which one of its Affiliates is performing hereunder shall be deemed to extend to such performing Affiliate. Each of Kosan and Licensee guarantee performance of this Agreement by its Affiliates. Wherever in this Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way. Further, if a Party’s Affiliate breaches any aspect of this Agreement performance of which has been delegated to such Affiliate or acts in any way inconsistently with the foregoing sentence, then the other Party shall be entitled to proceed against the Party whose Affiliate so breached, and shall not first be required to proceed against the Affiliate that so breached.

15.7 Publicity. The Parties have agreed that Kosan may issue the press release in the form previously provided to Licensee. Neither Party will originate any publicity, news release or other public announcement, written or oral, relating to the confidential terms or conditions contained in this Agreement without the prior notification to the other Party, unless such disclosure is required by law or stock exchange rule, is

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required to be contained in financial statements prepared in accordance with generally accepted accounting principles, or has been announced previously in accordance with this Section 15.7. If disclosure is required by law or stock exchange rule, the disclosing Party shall use commercially reasonable efforts to obtain confidential treatment, give the other Party sufficient advance notice to allow the other Party to comment and redact business and financial provisions reasonably identified by the other Party. Licensee agrees that the timely announcement of the progression of a Licensed Product through clinical development is required for Kosan to communicate effectively with its shareholders and prospective investors, including but not limited to the announcement of the initiation of clinical trials, the filing of an NDA, Approval and First Commercial Sale of a Licensed Product.

15.8 Amendment. The Parties hereto may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument that explicitly refers to this Agreement and is duly executed by both Parties hereto.

15.9 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made with respect to such subject matter are expressly superceded by this Agreement.

15.10 Waiver. The failure of a Party to enforce at any time for any period any of the provisions hereof shall not be construed as a waiver of such provisions or of the rights of such Party thereafter to enforce each such provision.

15.11 No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

15.12 Independent Contractors. The Parties agree that the relationship of Kosan and Licensee established by this Agreement is that of independent licensee and licensor. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, and nor shall this Agreement create or establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

15.13 No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of Kosan and Licensee, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.14 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES, EXCEPT FOR INDEMNIFICATION OBLIGATIONS. IN NO CASE SHALL EITHER PARTY BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY TO ANY THIRD PARTY. Notwithstanding the foregoing, each Party shall be liable to the other for special, indirect or consequential damages arising out a breach of the non-disclosure and non-use obligations under Article 10. Nothing in this Section 15.14 is intended to limit either Party’s obligations under Article 13 in relation to amounts paid to a Third Party. Kosan’s aggregate liability with respect to the Bulk KOS-2187 and compounds within the Kosan Compound Library provided by Kosan pursuant to Section 6.3 shall be limited to [*].

15.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice-of-law rules. Venue for any dispute under this Agreement shall be in New York City, New York, and each Party expressly consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the local courts sitting in New York.

15.16 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

15.18 Dispute Resolution. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party’s rights and/or obligations hereunder. The Parties shall seek to amicably resolve disputes arising under this Agreement in an expedient manner by mutual cooperation.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In Witness Hereof, the Parties have executed this Agreement effective as of the Effective Date.

Pfizer Inc

By:	/s/ Martin Mackay
Name:	Martin Mackay
Title:	SVP WW Research and Technology

Kosan Biosciences Incorporated

By:	/s/ Robert G. Johnson, Jr.
Name:	Robert G. Johnson, MD, PhD
Title:	Chief Executive Officer

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EXHIBIT A

KOSAN PATENT RIGHTS

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EXHIBIT B

INITIAL KOS-2187 DEVELOPMENT PLAN

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Joint Research and Development Work Plan

I.	Working Team: The Parties will promptly establish a research and development team (the “Working Team”) that will meet [*]. The initial Working Team meeting shall be in [*]. Prior to the initial Working Team meeting, Licensee shall provide to Kosan the name and contact information for the research and development representative of Licensee who shall be Kosan’s primary contact person under this Joint Research and Development Plan. The Working Team shall discuss the research and development activities for Licensed Product, [*]. The frequency of Working Team meetings will [*]. Meetings will take place by phone, or in person if deemed appropriate by the Working Team, to conduct the research and development efforts detailed herein. [*] will chair the Working Team. [*] will nominate a point person who will serve as the primary point of contact for [*]. Other [*] representatives may attend based on the subject matter to be discussed at a particular meeting; provided that [*] provides reasonable advance notice to the chairperson of any additional attendees. Working Team will include members of Kosan’s and Licensee’s respective research and development organizations. [*]

II.	Scope of Work: The initial scope of work contemplated by this Plan includes the following, but may be modified [*].

a.	[*]

i.	Regulatory Documents. [*]

ii.	Completion of Audit Reports. [*]

iii.	Pharmaceutical Sciences/Manufacturing
1.	[*]

b.	Preparation for the Initial Phase 1 Trial. In order to facilitate the initiation of the first in human trial:

i.	[*]

c.	Costs. [*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

EXCEPTIONS TO SECTION 9.1(i)

Kosan Patent Family: [*]
Title (US): [*]
Kosan ref. Country	Appln No.	Appln Date	Pat/Pub No.	Pat/Pub. Date	Status
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Kosan Patent Family: [*]
Title (US): [*]
Kosan ref. Country	Appln No.	Appln Date	Pat/Pub No.	Pat/Pub. Date	Status
[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.